UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2013

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California		95973
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, TriCo Bancshares (“TriCo”) and its wholly-owned subsidiary, Tri Counties Bank (the “Bank”), entered into Change of Control Agreements with certain of TriCo’s executive officers, including Thomas Reddish, Executive Vice President and Chief Financial Officer; Richard O’Sullivan, Executive Vice President—Wholesale Banking; Craig Carney, Executive Vice President—Chief Credit Officer and Dan Bailey, Executive Vice President—Retail Banking.

The Change of Control Agreements replace and supersede the executives’ previously existing change of control agreements and provide substantially similar benefits. Each Change of Control Agreement provides that if a change of control occurs and, within the following year, the executive’s employment is terminated other than for cause or the executive terminates his employment after a substantial and material negative change in his title, compensation or responsibilities, then the executive is entitled to receive a severance payment equal to twice the combined amount of his annual salary then in effect plus the annual bonus compensation he received during the previous year, provided that the payment shall not be more than 299% of the executive’s compensation as defined by section 280G of the Internal Revenue Code. Each Change of Control Agreement has a one-year term but automatically renews for successive one-year terms each year unless terminated by either party 90 days prior to the end of the term. In exchange for receiving the benefits under his agreement, each executive agrees to devote his full and exclusive time and attention to TriCo’s and the Bank’s business and to keep confidential all of TriCo’s and the Bank’s trade secrets.

A “change of control” as defined in the Change of Control Agreements would occur upon a person becoming the beneficial owner of 40% or more of the combined voting power of TriCo’s voting securities, TriCo’s shareholders’ approval of a merger of TriCo where TriCo is not the surviving corporation, a tender offer, the sale of all of the assets of TriCo or the Bank or their dissolution, or a change in the majority of the board of directors of TriCo or the Bank over any two-year period unless approved by at least two-thirds of the directors in office who were directors at the beginning of the two-year period.

This summary of the Change on Control Agreements is qualified by the form of agreement included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

The exhibit list called for by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2013	TRICO BANCSHARES (Registrant)

	By:	/s/ Thomas J. Reddish
Thomas J. Reddish
Executive Vice President
Chief Financial Officer

Exhibit Index

Exhibit 10.1	Form of Change of Control Agreement by and among Tri Counties Bank, TriCo Bancshares and certain executive officers.